Exhibit 10.3

KINERGY MARKETING LLC
400 Capitol Mall, Suite 2060
Sacramento, California 95814

November 5, 2009

Wachovia Capital Finance Corporation (Western),
  as Agent for and on behalf of the
  Lenders as referred to below
245 S. Los Robles Avenue, 7th Floor
Pasadena, California 91101-3638

Re:           Amendment No. 2 to Loan and Security Agreement, Consent and Waiver

Ladies and Gentlemen:

Wachovia Capital Finance Corporation (Western) (“Wachovia”), in its capacity as agent (“Agent”) for the Lenders from time to time party to the Loan Agreement referred to below, the Lenders and Kinergy Marketing LLC, an Oregon limited liability company (“Borrower”), have entered into certain financing arrangements pursuant to the Loan and Security Agreement, dated as of July 28, 2008, by and among Agent, Lenders and Borrower (the “Loan Agreement”), and the other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto, including, but not limited to, the Letter re: Amendment and Forbearance Agreement, dated February 13, 2009 (the “Forbearance Agreement”), the Amendment No. 1 to Letter re: Amendment and Forbearance Agreement, dated as of February 26, 2009 (the “Amendment No. 1 to Forbearance Agreement”), the Amendment No. 2 to Letter re: Amendment and Forbearance Agreement, dated as of March 27, 2009 (the “Amendment No. 2 to Forbearance Agreement”), the Letter re: Amendment and Waiver Agreement, dated May 17, 2009 (the “Agreement and Waiver”), and this Letter re: Amendment No. 2 to Loan and Security Agreement, Consent and Waiver (this “Amendment No. 2”) (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the “Financing Agreements”).  Wachovia is currently both the Agent and the sole Lender under the Loan Agreement and is hereinafter referred to in this Amendment No. 2 in both such capacities, as “Wachovia”.

Borrower and Pacific Ethanol, Inc., a Delaware corporation, as Guarantor (“Parent”) have requested that Wachovia (a) waive the Event of Default under Section 10.1(a)(i) of the Loan Agreement resulting from the failure of Borrower to maintain EBITDA in the amount required by Section 9.17 for the four (4) consecutive month period ending August 31, 2009, (b) waive the Event of Default under Section 10.1(a)(iv) of the Loan Agreement resulting from the failure of Borrower to deliver to Agent copies of the financing agreements among Parent, certain of its subsidiaries and Lyles United, LLC within the time period specified in, and in accordance with, Section 6(g) of the Agreement and Waiver (the Events of Default identified in clauses (a) and (b) hereof, collectively, the “Existing Defaults”), (c) consent to the making by Borrower of a distribution to Parent in an amount not to exceed $971,000 (the “Parent Distribution”), and (d) make certain amendments to the Loan Agreement and other Financing Agreements as set forth herein, which Wachovia is willing to do subject to the terms and conditions set forth in this Amendment No. 2.

In consideration of the foregoing, the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Interpretation.

  All capitalized terms used in this Amendment No. 2 shall have the meanings assigned thereto in the Loan Agreement and the other Financing Agreements, unless otherwise defined herein.

2. Amendments to Loan Agreement.

(a) Additional Definition.  As used herein, the following term shall have the meaning given to it below, and the Loan Agreement and the other Financing Agreements are hereby amended to include, in addition and not in limitation, the following definition:

“Amendment No. 2 to Loan Agreement” shall mean the Letter re: Amendment No. 2 to Loan and Security Agreement, Consent and Waiver, dated November 5, 2009, by and among Borrower, Parent, Agent and the Lenders, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(b) Availability Block.  The definition of “Availability Block” as set forth in the Loan Agreement is hereby amended and restated in its entirety as follows:

““Availability Block” shall mean $1,000,000.”

(c) EBITDA.  The definition of “EBITDA” in Section 1.29 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“1.29           “EBITDA” shall mean, as to any Person, with respect to any period, an amount equal to: (a) the Consolidated Net Income of such Person and its Subsidiaries for such period, plus (b) depreciation and amortization (including amortization of deferred financing fees), non-cash impairment charges, imputed interest, deferred compensation, non-cash inventory valuation adjustments and bank fees for such period (all to the extent deducted in the computation of Consolidated Net Income of such Person), all in accordance with GAAP, plus (c) Interest Expense for such period (to the extent deducted in the computation of Consolidated Net Income of such Person), plus (d) the Provision for Taxes for such period (to the extent deducted in the computation of Consolidated Net Income of such Person), plus (e) any costs and expenses incurred, and any amounts paid in cash (whether pursuant to settlement or a final order of a court of competent jurisdiction), in connection with any litigation or judgment, to the extent of the amount received by Borrower (whether by contribution or loan) from Parent to finance such costs, expenses and payments, plus (f) charges incurred in connection with the termination of the lease agreement with General Electric Railcar Services Corporation in an amount not to exceed $550,000, plus (g) payments made in connection with the consummation of the Western Ethanol Agreement and the transactions thereunder in an amount not to exceed $956,323, minus (h) cash proceeds received in connection with the consummation of the Assignment of Claim between Borrower, as assignor, and Hain Capital Holdings, LLC, as assignee, and the Assignment of Claim between Borrower, as assignor, and Hain Capital Holdings, Ltd., as assignee, and the transactions thereunder in an amount not to exceed $971,056.”

(d) Notices.  Section 13.3 of the Loan Agreement is hereby amended by deleting the address for Agent, Lenders and Issuing Bank set forth therein and replacing it with the following:

“If to Agent, Lenders or Issuing Bank:
Wachovia Capital Finance Corporation
(Western) (a Wells Fargo Company)
245 S. Los Robles Avenue, 7th Floor
Pasadena, California 91101-3638
Attention:            Portfolio Manager
Telephone No.:   626-685-4454
Telecopy No.:      626-844-9063”

3. Waiver of Existing Defaults.

(a) Pursuant to Borrower’s request, subject to the terms and conditions contained herein, Wachovia hereby waives the Existing Defaults.

(b) Wachovia has not waived and is not by this Amendment No. 2 waiving, and has no present intention of waiving, any Default or Event of Default other than the Existing Defaults, which may have occurred prior to the date hereof, or may be continuing on the date hereof or any Event of Default which may occur after the date hereof, other than the Existing Defaults, whether the same or similar to the Existing Defaults or otherwise.  Wachovia reserves the right, in its discretion, to exercise any or all of its rights and remedies arising under the Financing Agreements, applicable law or otherwise, as a result of any other Events of Default which may have occurred prior to the date hereof, or are continuing on the date hereof, or any Event of Default which may occur after the date hereof, whether the same or similar to the Existing Defaults or otherwise upon or after the rescission and termination of the waiver provided for in Section 3(a) above.  Nothing contained herein shall be construed as a waiver of the failure of Borrower to comply with the terms of the Loan Agreement and the other Financing Agreements after such time.

4. Consent to Parent Distribution.

Pursuant to Borrower’s and Parent’s request, subject to the terms and conditions contained herein, as a one-time accommodation to Borrower and Parent, Wachovia hereby consents to the Parent Distribution; provided, that, each of the following conditions shall have been satisfied:

(a) On or before March 31, 2010, Wachovia shall have received evidence, in form and substance satisfactory to Wachovia, that the Parent Distribution shall have been made, and

(b) immediately prior, and immediately after giving effect to the Parent Distribution, there shall exist no Default or Event of Default.

5. Acknowledgment of Obligations, Security Interests and Financing Agreements.

(a) Acknowledgment of Obligations.  Borrower and Parent hereby acknowledge, confirm and agree that Borrower is unconditionally indebted to Wachovia as of the close of business on November 4, 2009, in respect of the Loans and all other Obligations in the aggregate principal amount of not less than $4,644,297.89, together with interest accrued and accruing thereon, and all fees, costs, expenses and other sums and charges now or hereafter payable by Borrower to Wachovia pursuant to the Loan Agreement and the other Financing Agreements, all of which are unconditionally owing by Borrower to Wachovia pursuant to the Financing Agreements, in each case without offset, defense or counterclaim of any kind, nature or description whatsoever.

(b) Acknowledgment of Security Interests.  Borrower and Parent hereby acknowledge, confirm and agree that Wachovia has, and shall continue to have, valid, enforceable and perfected security interests in and liens upon the Collateral heretofore granted by Borrower to Wachovia pursuant to the Financing Agreements or otherwise granted to or held by Wachovia.

(c) Binding Effect of Financing Agreements.  Borrower and Parent hereby acknowledge, confirm and agree that: (i) each of the Financing Agreements to which Borrower and Parent (as applicable) are a party has been duly executed and delivered to Wachovia by Borrower and Parent (as applicable), and each is in full force and effect as of the date hereof, (ii) the agreements and obligations of Borrower and Parent (as applicable) contained in such Financing Agreements to which they are a party and in this Amendment No. 2 constitute the legal, valid and binding Obligations of Borrower and Parent (as applicable), enforceable against them in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability, and Borrower and Parent (as applicable) have no valid defense to the enforcement of such Obligations, and (iii) Wachovia is and shall be entitled to the rights, remedies and benefits provided for in the Financing Agreements and pursuant to applicable law, but subject to the terms and conditions of this Amendment No. 2.

6. Representations, Warranties and Covenants.

Borrower and Parent hereby represent, warrant and covenant to Wachovia the following (which shall survive the execution and delivery of this Amendment No. 2), the truth and accuracy of which are a continuing condition of the making of Loans to Borrower:

(a) this Amendment No. 2 and each other agreement or instrument to be executed and/or delivered in connection herewith (collectively, together with this Amendment No. 2, the “Amendment Documents”) have been duly authorized, executed and delivered by all necessary action on the part of Borrower and Parent and, if necessary, their respective stockholders and/or members, as the case may be, and the agreements and obligations of Borrower and Parent contained herein and therein constitute the legal, valid and binding obligations of Borrower and Parent, enforceable against them in accordance with their terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought;

(b) the execution, delivery and performance of the Amendment Documents (a) are all within Borrower’s and Guarantor’s corporate or limited liability company powers (as applicable), (b) are not in contravention of law or the terms of Borrower’s or Guarantor’s certificate or articles of organization or formation, operating agreement, by-laws or other organizational documentation, or any indenture, agreement or undertaking to which Borrower or Guarantor is a party or by which Borrower, Guarantor or its or their property is bound and (c) shall not result in the creation or imposition of any lien, claim, charge or encumbrance upon any of the Collateral, except in favor of Wachovia pursuant to the Loan Agreement and the Financing Agreements as amended hereby;

(c) all of the representations and warranties set forth in the Loan Agreement and the other Financing Agreements, each as amended hereby, are true and correct in all material respects on and as of the date hereof, as if made on the date hereof, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such date;

(d) after giving effect to this Amendment No. 2, no Default or Event of Default exists as of the date of this Amendment No. 2; and

(e) no action of, or filing with, or consent of any governmental or public body or authority, including, without limitation, any filing with the U.S. Patent and Trademark Office, and no approval or consent of any other party, is required to authorize, or is otherwise required in connection with, the execution, delivery and performance of this Amendment No. 2.

7. Amendment and Consent Fee.

In addition to all other fees, charges, interest and expenses payable by Borrower to Wachovia under the Loan Agreement and the other Financing Agreements, Borrower shall pay to Wachovia an amendment and consent fee in the amount of $25,000, which fee shall be fully earned as of and payable in advance on the date hereof.  The foregoing fee may be charged to any loan account of Borrower maintained by Wachovia.

8. Conditions Precedent.

This Amendment No. 2 shall not become effective unless all of the following conditions precedent have been satisfied in full, as determined by Wachovia:

(i) the receipt by Wachovia of an original (or faxed or electronic copy) of this Amendment No. 2, duly authorized, executed and delivered by Borrower and Parent;

(ii) the receipt by Wachovia of the amendment fee set forth in Section 7 above; and

(iii) no Default or Event of Default shall exist or have occurred (after giving effect to the waivers and amendments made by Wachovia pursuant to this Amendment No. 2).

9. Effect of this Amendment No. 2.

  Except as modified pursuant hereto, no other changes or modifications to the Loan Agreement and the other Financing Agreements are intended or implied and in all other respects the Loan Agreement and the other Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof.  To the extent of any conflict between the terms of this Amendment No. 2 and the Loan Agreement or any of the other Financing Agreements, the terms of this Amendment No. 2 shall control.  The Loan Agreement and this Amendment No. 2 shall be read and construed as one agreement.

10. Further Assurances.

  At Wachovia’s request, Borrower and Parent shall execute and deliver such additional documents and take such additional actions as Wachovia requests to effectuate the provisions and purposes of this Amendment No. 2 and to protect and/or maintain perfection of Wachovia’s security interests in and liens upon the Collateral.

11. Governing Law.

  The validity, interpretation and enforcement of this Amendment No. 2 in any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise shall be governed by the internal laws of the State of California (without giving effect to principles of conflicts of law).

12. Binding Effect.

  This Amendment No. 2 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns

13. Counterparts.

  This Amendment No. 2 may be executed in any number of counterparts, but all of such counterparts when executed shall together constitute one and the same Agreement.  In making proof of this Amendment No. 2, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

[SIGNATURE PAGE FOLLOWS]

Very truly yours,

KINERGY MARKETING LLC, as Borrower By: /s/ BRYON MCGREGOR Name: Bryon McGregor Title: Interim CFO

PACIFIC ETHANOL, INC, as Parent By: /s/ BRYON MCGREGOR Name: Bryon McGregor Title: Interim CFO

AGREED TO:

WACHOVIA CAPITAL FINANCE CORPORATION (WESTERN), as Agent and sole Lender By: /s/ CARLOS VALLES Name: Carlos Valles Title: Director

[Signature Page to Amendment No 2 to Loan and Security Agreement and Consent]